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                                                                    EXHIBIT 10.1


                      STOCK AND WARRANT PURCHASE AGREEMENT

      This Stock and Warrant Purchase Agreement (this "Agreement") is entered into as of June 16, 2004 by and between Evergreen Solar, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the Schedule of Purchasers (collectively, the "Purchasers") attached hereto as Exhibit A (the "Schedule of Purchasers").

                                   WITNESSETH:

      WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, 7,662,835 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and warrants to purchase 2,298,851 shares of the Common Stock; and

      WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings.

      "Action" has the meaning set forth in Section 6(n).

      "Agreement" has the meaning set forth in the Preamble.

      "Affiliate" of a Person shall mean (i) with respect to a Person, any member of such Person's family (including any child, step child, parent, step parent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity.

      "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or the New York Stock Exchange are permitted or required by any applicable law to close.

      "Closing" has the meaning set forth in Section 3.

      "Closing Date" has the meaning set forth in Section 3.

      "Commission" means the Securities and Exchange Commission.
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      "Common Stock" has the meaning set forth in the Recitals.

      "Company" has the meaning set forth in the Recitals.

      "Company Copyrights" has the meaning set forth in Section 6(j).

      "Company Intellectual Property" has the meaning set forth in Section 6(j)

      "Company Marks" has the meaning set forth in Section 6(j).

      "Company Patents" has the meaning set forth in Section 6(j).

      "Company Stock Option Plans" means, collectively, the Company's 1994 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2000 Employee Stock Purchase Plan, and any other future equity incentive plans of the Company with similar objectives which shall be duly authorized and adopted by the board of directors and shareholders of the Company.

      "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

      "Copyrights" has the meaning set forth in Section 6(j).

      "Disclosure Documents" has the meaning set forth in Section 6(g).

      "Environmental Laws" has the meaning set forth in Section 6(q).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

      "Evaluation Date" has the meaning set forth in Section 6(y).

      "GAAP" means generally accepted accounting principles.

      "Governmental Authority" has the meaning set forth in Section 6(o).

      "Investment Company Act" means the Investment Company Act of 1940, as amended.

      "Losses" has the meaning set forth in Section 11(b)(i).

      "Marks" has the meaning set forth in Section 6(j).

      "NASD" means the National Association of Securities Dealers, Inc.

      "Patents" has the meaning set forth in Section 6(j).

      "Permits" has the meaning set forth in Section 6(o).

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      "Person" means an individual, corporation, partnership, association, trust, any unincorporated organization or any other entity.

      "Placement Agent" has the meaning set forth in Section 6(z).

      "Purchasers" has the meaning set forth in the Preamble.

      "Purchaser Indemnified Parties" has the meaning set forth in Section 11(b)(i).

      "Registration Rights Agreement" has the meaning set forth in Section 6(b).

      "Schedule of Purchasers" has the meaning set for the in the Preamble.

      "Securities" has the meaning set forth in Section 2.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

      "Series A Agreement" has the meaning set forth in Section 6(cc).

      "Series A Certificate of Designations" has the meaning set forth in
Section 8(b)(vii).

      "Series A Registration Rights Agreement" has the meaning set forth in
Section 6(bb).

      "Series A Stock" has the meaning set forth in Section 8(b)(ix).

      "Series D Consent" shall mean the Waiver and Amendment between the Company and the Series D Holders in the form attached hereto as Exhibit B.

      "Series D Purchase Agreement" has the meaning set forth in Section 6(bb).

      "Shares" has the meaning set forth in Section 2.

      "Stockholder Approval" has the meaning set forth in Section 9(i).

      "Subsidiary" of a Person means any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

      "Third Party Rights" has the meaning set forth in Section 6(j)(iii).

      "Trade Secrets" has the meaning set forth in Section 6(j)(viii).

      "Transaction Documents" has the meaning set forth in Section 6(b).

      "Warrants" has the meaning set forth in Section 2.

      "Warrant Agreement" has the meaning set forth in Section 2.



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      "Warrant Shares" has the meaning set forth in Section 2.

      SECTION 2. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, each Purchaser severally and not jointly agrees to purchase at the Closing (as such term is defined in Section 3), and the Company agrees to issue and sell to such Purchaser at the Closing, for the purchase price set forth opposite such Purchaser's name on the Schedule of Purchasers (i) that number of shares (collectively, the "Shares") of the Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers, and (ii) a warrant (collectively, the "Warrants" and, together with the Shares, the "Securities") to purchase that number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers at an exercise price of $3.335 per share (the shares of Common Stock issued upon the exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a Warrant Agreement in the form attached as Exhibit C hereto (the "Warrant Agreement"); provided, however, that this Agreement shall not be legally binding with respect to any Purchaser in the event that the aggregate investment in the Securities by the Purchasers is less than $20 million.

      SECTION 3. Closing. The purchase and sale of the Securities pursuant to
Section 2 (the "Closing") will take place on the date which is three (3) Business Days immediately after the date hereof at the offices of Goodwin Procter LLP, Exchange Place, Boston, MA 02109, or at such other place and time as may be mutually agreed upon by the Company and each Purchaser (the "Closing Date"). Upon receipt by the Company on the Closing Date of the purchase price set forth opposite a Purchaser's name on the Schedule of Purchasers by wire transfer of immediately available funds to an account designated by the Company in writing, the Company shall issue and deliver to such Purchaser (i) a stock certificate or certificates representing that number of Shares specified on the Schedule of Purchasers, in such denominations and registered in such names as such Purchaser may request, and (ii) Warrants to purchase that number of shares of Common Stock specified on the Schedule of Purchasers registered in such names as such Purchaser may request.

      SECTION 4. Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Securities under this Agreement will be borne and paid by the Company and it shall promptly reimburse each Purchaser for any such tax, fee or duty which it may be required to pay under applicable law.

      SECTION 5. Separate Agreements. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers is a separate sale, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.

      SECTION 6. Representations, Warranties and Covenants of the Company. In order to induce the Purchasers to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such dates, as follows:

            (a) Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of


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Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated under this Agreement, the Warrant Agreement, the Series A Agreement, and the Registration Rights Agreement (as defined below). The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, result of operations, prospects, properties or condition (financial or otherwise) and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended) other than Evergreen Solar Securities Corp.

            (b) Authorization and Noncontravention; Binding Effect. This Agreement, the Registration Rights Agreement dated as of the date hereof by and among the Company and the parties thereto attached hereto as Exhibit D (the "Registration Rights Agreement"), the Warrant Agreement, the Series A Agreement, and all agreements, documents and instruments executed and delivered by the Company pursuant hereto and thereto (collectively, the "Transaction Documents") have been, or will be on or before the Closing, duly executed and delivered by the Company, and are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of the Transaction Documents, the issuance and delivery of the Securities, and, upon conversion of the Warrants, the issuance and delivery of the Warrant Shares, have been duly authorized by all necessary corporate or other action of the Company. The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including without limitation the issuance of the Shares and the Warrant Shares), are in the best interests of the Company.

            (c) Valid Issuance of Common Stock. When issued to and paid for by the Purchasers in accordance with the terms of this Agreement and the Warrant Agreement, the Shares, the Warrants and the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, and the issuance of the Securities and the Warrant Shares will not be subject to any preemptive or similar rights that have not been waived. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrant Agreement.

            (d) Capitalization. As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 27,227,668 authorized shares of preferred stock, $0.01 par value per share, of which 26,227,668 shares have been designated Series A Convertible Preferred Stock, 19,325,556 of which are issued or outstanding, and (ii) a total of 70,000,000 authorized shares of Common Stock, of which 18,627,132 shares were issued and outstanding as of the close of business on June 15, 2004. All of such outstanding shares are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In addition to the foregoing, as of June 15, 2004, warrants to purchase a total of 2,400,000 shares of Common Stock were outstanding and such shares of Common Stock were reserved for issuance, options to purchase a total of 5,427,937 shares of Common Stock were outstanding and such shares of Common Stock are reserved for issuance, and the Company is authorized to grant up to 10,325,000 additional shares of Common Stock pursuant to the Company Stock Option Plans. Warrants to purchase a total of 125,000 shares of Common Stock issued to the Placement Agent will be outstanding as of the Closing Date and such shares of Common Stock will be reserved for issuance. Except as set forth in this Section 6(d), there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Without limiting the foregoing, except pursuant to the Series A Registration Rights Agreement and the preemptive rights held by the holders of Series A Stock, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. Assuming the conversion of all outstanding shares of Series A Stock pursuant to the terms and conditions of the Series A Agreement and the Series A Certificate of Designations, no further approval or authorization of any stockholder, the Board of Directors of the Company or other persons is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders, except the Series A Agreement.

            (e) Defaults. Neither the issuance and sale of the Securities pursuant to the terms and conditions hereunder nor the execution and delivery of the Transaction Documents and the performance of the Company's obligations thereunder will (i) violate or conflict with, result in a breach of or constitute a default (or constitute an event that, with notice or lapse of time, would constitute a violation or breach of or a default) under (A) the certificate of incorporation or bylaws of the Company; (B) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company's assets;
(C) any law, rule or regulation applicable to the Company; or (D) the terms of any material agreement by which the Company is bound or to which any property of the Company is subject, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject. Neither the sale of the Securities hereunder nor the performance of the Company's other obligations under this Agreement will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, right or approval applicable to the Company, its businesses or operations or any of its assets or properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Securities hereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws and the Nasdaq National Market Additional Listing Application. Based in part on the representations of each of the Purchasers set forth in Section 7 below, the offer and sale of the Securities to each of the Purchasers will be in compliance with all applicable federal and state securities laws and the Company has made or will make all requisite filings and has taken or will take all action necessary to comply, with such federal and state securities laws.

            (f) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

            (g) SEC Filings. The Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, all Current Reports on Form 8-K filed by the Company and all other documents, if any, filed by the Company with the Commission since December 31, 2003 (collectively, the "Disclosure Documents"), as of the respective dates thereof, do not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Disclosure Documents have been prepared in compliance with the requirements of the Securities Act or the Exchange Act and the rules thereunder. The Company has timely made all filings required under the Exchange Act during the twelve (12) months preceding the date of this Agreement.

            (h) Financial Statements. The financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, fairly present, in accordance with GAAP, the financial condition and results of operations and cash flows of the Company at the respective dates and for the respective periods indicated, and have been prepared in accordance with GAAP consistently applied throughout such periods. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The other financial information contained in the Disclosure Documents has been prepared on a basis consistent with the financial statements of the Company. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company.

            (i) No Material Adverse Change. Since the date of the Company's most recent audited financial statements contained in the Disclosure Documents, there has not been (i) any material adverse change in the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (ii) any material adverse event affecting the Company, (iii) any obligation or liability, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, except with respect to the Series A Stock in accordance with the terms and conditions of the Series A Agreement and the Series A Certificate of Designations, (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which could reasonably be expected to have a material adverse effect on the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or (vi) any change in the Company's method of accounting.

            (j) Intellectual Property. Schedule 6(j) contains a complete and accurate list of all material (i) patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents") owned by the Company or otherwise used in its business ("Company Patents"); (ii) trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks") owned by the Company or otherwise used in its business ("Company Marks"); and (iii) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights") owned by the Company or otherwise used in and, in either case, material to its business ("Company Copyrights"). Except as set forth on Schedule 6(j):

            (i) the Company exclusively owns or possesses adequate and enforceable rights to use, without any material payment obligation to a third party, all Patents, Marks, Copyrights, trade names, information, Trade Secrets (as defined below), proprietary rights and processes necessary for the operation of the its business (collectively, "Company Intellectual Property"), free and clear of all mortgages, pledges, charges, liens, equities, security interests, claims or other encumbrances or similar dispositions;

            (ii) all Company Patents, Company Marks and Company Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

            (iii) there are no pending, or, to the Company's knowledge, threatened claims against the Company or any of its employees alleging that any of the Company Intellectual Property infringes or conflicts with the rights of others ("Third Party Rights");

            (iv) to the knowledge of the Company, no Company Intellectual Property infringes or conflicts with any Third Party Right;

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            (v) the Company has not received any communications alleging that the Company has violated or, by conducting its business in the manner currently contemplated, would violate any Third Party Rights or that any of the Company Intellectual Property is invalid or unenforceable;

            (vi) no current or former employee or consultant of the Company owns any rights in or to any of the Company Intellectual Property;

            (vii) the Company is not aware of any violation or infringement by a third party of any of the Company Intellectual Property;

            (viii) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, and techniques (collectively, "Trade Secrets") used in its business, including, without limitation, requiring all Company employees and consultants and all other persons with access to Trade Secrets of the Company to execute a binding confidentiality agreement, copies or forms of which have been made available to each Purchaser or its counsel and, to the Company's knowledge, there has not been any breach by any party to such confidentiality agreements;

            (ix) the Company (A) has not granted any other person any option, license or other right with respect to the Company Intellectual Property, which option, license or other right is currently outstanding, and (B) is not bound by or a party to any material options, licenses or agreements of any kind (other than standard end-user agreements) with respect to the Patents, Marks, Copyrights, trade names, information, Trade Secrets, proprietary rights and processes of any other person or entity.

            (k) Contracts. Except as set forth in Schedule 6(k), the Company is not in violation or default (i) of any provision of its certificate of incorporation or bylaws, as amended, or (ii) of any instrument, judgment, order, writ, decree or contract or in the performance of any bond, debenture, note or other evidence of indebtedness to which it is a party or by which it is bound, except where such violations or defaults would not, individually or in the aggregate, have a material adverse affect on the Company's business, results of operations, properties or condition (financial or otherwise), nor is the Company, to the Company's knowledge, in violation of any provision of any federal or state statute, rule or regulation or any law, ordinance or order of any court or governmental agency or authority applicable to the Company, which violations would, individually or in the aggregate, have a material adverse affect on the Company's business, results of operations, properties, prospects or condition (financial or otherwise).

            (l) Nasdaq Compliance. The Common Stock is registered pursuant to
Section 12(g) of the Exchange Act, and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market nor has the Company received in the past twelve (12) months any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company currently meets the continuing eligibility requirements for listing on the Nasdaq National Market.

            (m) Taxes. Except for matters that are not reasonably expected to have a material adverse effect on the business results of operations, properties or condition (financial or otherwise) of the Company, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

            (n) Legal Proceedings. Except as disclosed on Schedule 6(n), there is no action, suit, inquiry, notice of violation, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a material adverse effect on the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

            (o) Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations (collectively, "Permits") from any foreign, federal, state or local government or governmental agency, department, or body (a "Governmental Authority") that are currently necessary for the operation of the business of the Company as currently conducted except where the failure to currently possess could not reasonably be expected to have a material adverse effect of the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. The Company has not received any notice of proceedings relating to the revocation or modification of any Permit. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Company is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal, non-U.S. or other governmental authority, which apply to the conduct of its business. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

            (p) Disclosure. The representations and warranties made or contained in the Transaction Documents and all other information provided in writing by the Company to the Purchasers in connection with the transactions contemplated hereby (including without limitation the Disclosure Documents), when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the knowledge of the Company, there is no material fact directly relating to the assets, liabilities, business, operations, or condition (financial or other) of the Company that materially adversely affects the same. Except as disclosed in the Disclosure Documents, no officer or director of the Company has been: (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or been otherwise accused of any act of moral turpitude; (iii) the subject of any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) has engaged in other conduct that would be required to be disclosed in a prospectus under Item 401(f) of SEC Regulation S-K.

            (q) Environmental Matters. The Company is, and at all times has been, in compliance in all material respects with all applicable environmental, health and safety laws, rules, ordinances, by-laws and regulations, and with all permits, registrations and approvals required under such laws, rules, ordinances, by-laws and regulations (collectively, "Environmental Laws"). The Company is not aware of any fact or circumstance which could involve the Company in any litigation, or impose upon the Company any material liability, arising under any Environmental Laws.

            (r) Solvency. The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

            (s) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (t) Company not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act at any time.

            (u) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            (v) Accountants. To the Company's knowledge, PricewaterhouseCoopers LLP, who the Company expects will express their opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

            (w) Insurance. The Company has in full force and effect general commercial, general liability, product liability, professional liability, specified director's and officer's liability, workers compensation and employee's liability, fire and casualty and such other appropriate insurance policies with insurers of recognized financial responsibility with coverages customary for similarly situated companies in the same or similar industries and as required by applicable law. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such increases in cost or decreases in coverage as are likely to be experienced by similarly situated companies.

            (x) Transactions With Affiliates And Employees. Except as set forth in the Disclosure Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

            (y) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers evaluated the effectiveness of the Company's controls and procedures as of a date prior to the filing date of the Form 10-Q for the quarter ended March 31, 2004 (such date, the "Evaluation Date"). The Company presented in its Form 10-Q for the quarter ended March 31, 2004 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

            (z) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement other than the fees due to CRT Capital Group LLC (the "Placement Agent"). The Purchasers shall have no obligation with respect to any fees payable to the Placement Agent, or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 6(z) based on any agreement or arrangement with the Company that may be due in connection with the transactions contemplated by this Agreement.

            (aa) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Nasdaq National Market.

            (bb) Registration Rights. Except pursuant to (i) the Registration Rights Agreement, (ii) that certain Series D Preferred Stock Purchase Agreement dated as of December 28, 1999, by and among the Company and the parties thereto (the "Series D Purchase

Agreement"), and (iii) that certain Registration Rights Agreement dated as of May 15, 2003, by and among the Company and the parties thereto (the "Series A Registration Rights Agreement"), no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act. Such registration statement(s) covering the resale of all of the Shares and the Warrant Shares shall not violate or conflict with any registration rights granted by the Company, and no stockholders of the Company shall have any incidental or "piggy-back" rights with respect to such registration statement(s).

            (cc) Conversion, Consent, Voting and Lock-Up Agreement. The Company has entered into that certain Conversion, Consent, Voting and Lock-Up Agreement dated as of the date hereof by and among the Company and the other parties thereto attached as Exhibit E hereto (the "Series A Agreement") with respect to the conversion of the Series A Stock, the Stockholder Approval, if necessary, and certain other matters.

            (dd) Series D Waiver and Amendment. The Company has entered the Series D Consent with respect to the termination of certain registration rights under the Series D Purchase Agreement.

      SECTION 7. Representations and Warranties of the Purchasers. Each Purchaser (severally and not jointly) represents and warrants to the Company, as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such dates, as follows:

            (a) Authorization. Such Purchaser has the capacity to enter into this Agreement and to purchase the Securities from the Company pursuant to the terms and conditions of this Agreement. This Agreement is a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. If such Purchaser is a corporation, limited liability company, partnership or other entity, such Purchaser has taken, or prior to the Closing, will have taken, all corporate, limited liability company, partnership or other action (as applicable) required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

            (b) Reliance Upon Purchaser's Representations. Such Purchaser understands that the issuance of the Securities hereunder has not been registered under the Securities Act, based on the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder, and that the Company's reliance on such exemption with respect to the issuance of the Securities depends in part on such Purchaser's representations and warranties hereunder.

            (c) Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities for its own account (or for an account over which it exercises investment discretion) for investment purposes and not with a view to the distribution thereof within the meaning of the

Securities Act, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

            (d) Restricted Securities. Such Purchaser understands that the Shares and the Warrant Shares constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration thereunder is available.

            (e) Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, who by reason of such Purchaser's business and financial experience has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

            (f) No Governmental Approval of Issuance of Shares. Such Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Securities.

            (g) SEC Filings. Such Purchaser acknowledges that the Company may be required to file this Agreement with the Commission under the Securities Act and the rules thereunder and/or the Exchange Act and the rules thereunder, and to describe the transactions contemplated by this Agreement in such filing, and subsequent filings, and such Purchaser hereby consents to such filing; provided, that the Company shall provide each Purchaser with a reasonable opportunity to review and comment on any such filing.

            (h) Short Sales. To such Purchaser's knowledge, neither such Purchaser, nor any of its affiliates, is presently the record or beneficial owner of a short position in the Common Stock.

            (i) Receipt of Information. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Shares.

            (j) Legends. Such Purchaser understands that any certificates evidencing the Shares will bear substantially the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD,

      ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

Certificates evidencing the Shares or the Warrant Shares shall not contain any legend (i) following any sale of such Shares or Warrant Shares, as applicable, pursuant to Rule 144 or pursuant to an effective registration statement, as certified by a selling Purchaser to the Company, (ii) if such Shares or Warrant Shares, as applicable, are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 7(l), the Company shall cause its counsel to promptly issue a legal opinion addressed to the Company's transfer agent if required by the Company's transfer agent to effect the removal of the legend hereunder as and when any Purchaser so requests. The Company agrees that at such time as such legend is no longer required under this Section 7(l), it will, promptly following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends.

      SECTION 8. Conditions to Closing.

            (a) Conditions to the Obligations of the Company. The obligations hereunder of the Company to consummate the transactions contemplated by this Agreement with respect to each Purchaser are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (i) the accuracy in all material respects of the representations and warranties of such Purchaser hereunder as of the date hereof and as of the Closing Date, as the case may be, as if such representations and warranties had been made on and as of such dates;

            (ii) the performance by such Purchaser of its obligations hereunder that are required to be performed at or prior to the Closing;

            (iii) the execution and delivery of the Registration Rights Agreement by such Purchaser, which Registration Rights Agreement shall, upon execution thereof by the Company, be in full force and effect;

            (iv) the execution and delivery of the Warrant Agreement by such Purchaser, which Warrant Agreement shall, upon execution thereof by the Company, be in full force and effect;

            (v) the execution and delivery of this Agreement by such Purchaser, which Agreement shall, upon execution thereof by the Company, be in full force and effect; and

            (vi) no action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by a third party which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement.

            (b) Conditions to the Obligations of the Purchasers. The obligations hereunder of each Purchaser to consummate the transactions contemplated by this Agreement with respect to such Purchaser are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (i) the accuracy in all material respects of the representations and warranties of the Company hereunder as of the date hereof and as of the Closing Date, as the case may be, as if such representations and warranties had been made on and as of such dates;

            (ii) the performance by the Company of its obligations hereunder that are required to be performed at or prior to the Closing;

            (iii) the execution and delivery of the Registration Rights Agreement by the Company, which Registration Rights Agreement shall thereupon be in full force and effect;

            (iv) the execution and delivery of the Warrant Agreement by the Company, which Warrant Agreement shall thereupon be in full force and effect;

            (v) the receipt by each Purchaser of a standard legal opinion of counsel to the Company dated as of the Closing Date as to the matters set forth in Sections 6(a), (b), (c) and (n) and as to exemption from the registration requirements of the Securities Act of the sale of the Shares and the Warrant Shares;

            (vi) no action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by a third party which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement;

            (vii) all shares of Series A convertible preferred stock of the Company, par value $0.01 per share (the "Series A Stock"), shall have been converted into shares of Common Stock at or prior to the Closing pursuant to the terms and conditions set forth in that certain Certificate of the Powers, Designations, Preferences and Rights of the Series A Stock (the "Series A Certificate of Designations"), no shares of Series A Stock shall be issued and outstanding immediately following the Closing, and the Company shall have provided reasonable evidence thereof to each Purchaser at the Closing;

            (viii) all holders of Series A Stock shall have executed and delivered the Series A Agreement;

            (ix) the Series D Consent shall have been executed and delivered by a sufficient number of Series D Holders so that it shall have become effective;

            (x) each Purchaser shall have received a certificate executed by an authorized officer of the Company confirming that the conditions set forth in Sections 8(b)(i), (ii) and (vi) have been duly satisfied; and

            (xi) the aggregate purchase price to be tendered at the Closing by all of the Purchasers for the Securities shall be at least $20 million.

      SECTION 9. Affirmative Covenants of the Company. The Company hereby covenants and agrees with the Purchasers as follows:

            (a) Conduct of the Company. Between the date hereof and the Closing Date, the Company will:

            (i) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

            (ii) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

            (iii) use its best efforts to preserve its business organization;

            (iv) conduct its business in the ordinary course in accordance with sound business practices and keep its properties in good working order and condition (normal wear and tear excepted);

            (v) take all reasonable actions to protect and maintain the Company Intellectual Property, including, without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company;

            (vi) comply in all material respects with all applicable laws, rules and regulations and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property, and shall not take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Warrants or the Warrant Shares;

            (vii) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority;

            (viii) conduct its business in a manner such that the representations and warranties of the Company contained in Section 6 shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date;

            (ix) use its best efforts to cause the closing conditions contained in Section 8(a) to be satisfied on or before the Closing Date; and

            (x) not issue, deliver, sell or authorize, or propose the issuance, delivery, sale or purchase of, any additional shares of capital stock, stock equivalents or any other security of the Company, other than (i) the issuance of Common Stock pursuant to the exercise of any warrants or options outstanding as of the date and (ii) the issuance of options to purchase shares of Common Stock issued under the Company Stock Option Plans in an amount not to exceed 500,000 in the aggregate.

            (b) Nasdaq Listing. The Company shall comply with all listing and maintenance requirements of the NASD with respect to the issuance of the Shares and the Warrant Shares and the listing thereof on the Nasdaq National Market. The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market, including, without limitation, (i) taking all actions reasonably related to maintaining Nasdaq Stock Market listing standards, and (ii) refraining from taking actions reasonably expected to cause the Company to fail to meet Nasdaq Stock Market listing standards. Between the date hereof and the Closing Date, the Company shall provide the Purchasers copies of all correspondence between the Company and the Nasdaq Stock Market promptly upon receipt thereof.

            (c) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of the issuance and delivery of the Shares and the issuance and delivery of the Warrant Shares upon the exercise of the Warrants, the maximum number of shares of Common Stock that may be issuable or deliverable thereupon.

            (d) Restrictions on Public Sale of Securities. Except as contemplated in the Registration Rights Agreement, the Company agrees (i) not to effect a public offering or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, and (ii) not to register any shares of equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company (except pursuant to registration on Form S-8 or any successor thereto) during the period beginning on the date hereof and ending on the earlier to occur of the termination of this Agreement or the date on which a registration statement covering the Shares and the Warrant Shares pursuant to the terms and conditions of the Registration Rights Agreement has been declared effective by the Commission; provided, that the foregoing restrictions shall have no effect on the Company's registration statement on Form S-3 filed on June 13, 2003, as amended on July 16, 2003.

            (e) Securities Law Filings. For so long as the Purchasers and their respective Affiliates in the aggregate hold at least 2% of the outstanding shares of Common Stock (assuming, for purposes of making such determination, that all of the Warrants have been exercised in full), the Company agrees to file with the Commission in a timely manner all reports and other filings required of the Company under the Securities Act and the Exchange Act.

            (f) Form S-3 Eligibility. The Company hereby covenants and agrees to use its best efforts to maintain its eligibility to make filings with the Commission on Form S-3 until one or more registration statements covering the resale of all of the Shares and the Warrant

Shares shall have been filed with, and declared effective by, the Commission pursuant to the terms and conditions of the Registration Rights Agreement.

            (g) Public Statements. The Company shall issue a press release not later than 9:00 a.m. Eastern Time on the first Business Day following the date of this Agreement disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, which press release shall be followed by the filing of a Form 8-K, including as exhibits thereto this Agreement and the other Transaction Documents, with the Commission not later than the close of business on the second Business Day following the Closing and to make such other filings and notices in the manner and time required by the Commission. Following the issuance of the press release and the filing of a Form 8-K in accordance with this Section 9(g), no Purchaser will possess any material non-public information concerning the Company provided by the Company or its agents or counsel. The Company acknowledges that each Purchaser is relying on the representations, acknowledgements and agreements made by the Company in this Section 9(g) and elsewhere in this Agreement in making trading and other decisions concerning the Company's securities. The Company agrees that it will not at any time following the date hereof disclose material non-public information to any Purchaser without first receiving such Purchaser's written consent to such disclosure. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, including but not limited to the press release referenced in the preceding sentence, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any public statement regarding this Agreement or the transactions contemplated hereby without the prior consent of the other party, provided that each Purchaser shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission, without the prior written consent of such Purchaser, except (i) as required by the Securities Act in connection with the registration statement(s) contemplated by the Registration Rights Agreement and (ii) to the extent that such disclosure is required by applicable laws, rules or regulations, in which case the Company shall provide such Purchaser with prior written notice of such disclosure.

            (h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities in the ordinary course of its business and consistent with past practice; provided, however, that the Company shall not use such proceeds (i) to repurchase or redeem any equity securities issued by the Company, (ii) to pay any dividend or make any distribution on any such securities, or (iii) to repay any loan made to or incurred by any employee or Affiliate of the Company.

            (i) Stockholder Approval. If necessary, the Company shall use its best efforts to obtain stockholder approval pursuant to Rule 4350(i) of the Marketplace Rules of the NASD (the "Stockholder Approval") for the issuance of the Warrant Shares (which approval shall be effected in a manner that complies with the rules and regulations of the Nasdaq National Market) at the next meeting of the Company's stockholders duly called and held, or any continuance thereof, whether by adjournment, postponement or otherwise, and shall cause such meeting to be duly called and held as soon as reasonably practicable after the date hereof. At such stockholders meeting and in the proxy statement prepared in connection with such stockholders meeting, the Board of Directors of the Company shall recommend approval by the stockholder of the issuance of the Securities and all other matters related thereto which are submitted for stockholder approval. The Company shall provide Goodwin Procter LLP with an adequate and appropriate opportunity to review and comment on such proxy statement and each amendment thereto prior to filing with the Commission. If such stockholder approval if not obtained at the next stockholders meeting, the Company shall cause additional stockholder meetings to be duly called and held every six (6) months thereafter until such approval is effective.

      SECTION 10. Termination.

            (a) Termination. This Agreement may be terminated prior to the Closing as follows:

            (i) at any time on or prior to the Closing Date, by mutual written consent of the Company and each Purchaser;

            (ii) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on June 25, 2004, if the Closing shall not have occurred on or prior to such date, unless such date is extended by the mutual written consent of the Company and each Purchaser; provided, however, that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

            (iii) at the election of the Company with respect to a Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of such Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to such Purchaser of such breach; or

            (iv) at the election of any Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Company of such breach.

      If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11(b) below.

            (b) Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of
Section 11(b); provided, however, that (i) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10(a)(i) or (ii), and (ii) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 10(a)(iii) or (iv); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

      SECTION 11. Survival of Representations, Warranties and Covenants; Indemnification.

            (a) Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until twenty-four (24) months following the Closing Date, except for (a) Sections 6(a), 6(b), 6(d), 6(z) and 6(aa), which representations and warranties shall survive until the third anniversary of the Closing Date, and (b) Section 6(m), which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the taxes to which such representation and warranty relates, and no claim with respect to Section 6(m) may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom. Except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties (subject to Section 11(b) below) and their respective successors and assigns and to their transferees of the Securities.

            (b) Indemnification.

            (i) The Company agrees to defend, indemnify and hold harmless each Purchaser, its respective subsidiaries, their respective Affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Purchaser Indemnified Parties" and each a "Purchaser Indemnified Party"), harmless from and against any and all liabilities, obligations, losses, damages, amounts paid in settlement, penalties, actions, judgments, fines, suits, claims, costs, attorneys' fees, expenses and disbursements, as the same are incurred, of any kind or nature (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages) ("Losses") which may be sustained or suffered by any such Purchaser Indemnified Party in any manner based upon, relating to or arising out of (a) any untrue representation, misstatement, material omission, breach of warranty or failure to perform any covenants or agreement by such Company contained herein or in any Transaction Document or (b) any action instituted against Purchaser Indemnified Party by any stockholder of the Company who is not an Affiliate of such Purchaser Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Indemnified Party's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Indemnified Party may have with any such stockholder or any violations by such Purchaser Indemnified Party of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). The Company will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the Purchaser Indemnified Party provides an undertaking to repay such advances to Company if it is ultimately determined that such Indemnified Party is not entitled to indemnification. The Purchaser Indemnified Party and the Company will cooperate in the defense of any such matter.

            (ii) A Purchaser Indemnified Party shall give written notice of a claim for indemnification under this Section 11 to the Company promptly after receipt of any written claim by any third party and in any event not later than twenty (20) Business Days after receipt of any such written claim (or not later than ten (10) Business Days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on such Purchaser Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of a Purchaser Indemnified Party to recover indemnity or reimbursement except to the extent that the Company suffers any material prejudice or material harm with respect to such claim as a result of such failure. The Purchaser Indemnified Party shall also provide the Company with such further information concerning any such claims as the Company may reasonably request by written notice.

            (iii) Within five (5) Business Days after receiving notice of a claim for indemnification or reimbursement, the Company shall, by written notice to the Purchaser Indemnified Party, either (A) concede or deny liability for the claim in whole or in part, or (B) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Company concedes liability in whole or in part, it shall, within twenty (20) Business Days of such concession, pay the amount of the claim to the Purchaser Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Company denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Company shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved by a final judgment (not subject to any appeal) of a court or other tribunal of competent jurisdiction.

            (iv) In the case of any third party claim, if within five (5) Business Days after receiving the notice described in the preceding
      Section 11(a), the Company (A) gives written notice to the Purchaser Indemnified Party stating that the Company disputes and intends to defend against such claim, liability or expense at the Company's own cost and expense and (B) provides assurance reasonably acceptable to such Purchaser Indemnified Party that such indemnification will be paid fully and promptly if required and such Purchaser Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Purchaser Indemnified Party which consent shall not be unreasonably withheld) and the Company shall not be required to make any payment to the Purchaser Indemnified Party with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Purchaser Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Purchaser Indemnified Party therefor will be fully satisfied only by payment of money by the Company pursuant to a settlement which includes a complete release of such Purchaser Indemnified Party. The Company shall keep such Purchaser Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Purchaser Indemnified Party with all documents and information that such Purchaser Indemnified Party shall reasonably request and shall consult with such Purchaser Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Purchaser Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and one or more Purchaser Indemnified Parties and representation of such parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for all Purchaser Indemnified Parties shall be paid by the Company, provided that the Company shall be obligated to pay for only one counsel for all Purchaser Indemnified Parties in any jurisdiction. If no such notice of intent to dispute and defend is given by the Company, or if such diligent good faith defense is not being or ceases to be conducted, such Purchaser Indemnified Party may undertake the defense of (with counsel selected by such Purchaser Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Company, which consent shall not be unreasonably withheld. If such claim, liability or expense is one that by its nature cannot be defended solely by the Company, then such Purchaser Indemnified Party shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

      SECTION 12. Miscellaneous.

            (a) Entire Agreement; Amendments; Waivers. The terms and conditions of this Agreement and the other Transaction Documents in effect between the Company and each Purchaser represent the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

            (b) Successors and Assigns. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors, and no other person has any right or obligation hereunder. No Purchaser may assign this Agreement or any rights or obligations hereunder, other than to Affiliates of such Purchaser, without the prior written consent of the Company, such consent not to be unreasonably withheld, provided that any permitted transferee shall agree in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers". The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser, except pursuant to a merger, recapitalization or other business combination transaction in which the surviving entity agrees in writing to assume all of the covenants, liabilities and obligations of the Company hereunder. Any assignment contrary to the terms hereof is null and void and of no force or effect. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

            (c) Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the federal courts sitting in the City of New York in the borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving an Investor or permitted assignee of such Investor, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            (d) Remedies. It is specifically understood and agreed that any breach of the provisions of the Transaction Documents by any party subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) without the necessity of showing economic loss or the posting of any bond.

            (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

            (f) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. This Agreement and the other Transaction Documents may be executed and delivered by facsimile transmission.

            (g) Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

                  (i)   if to the Company, to:

                        Evergreen Solar, Inc.
                        259 Cedar Hill Street
                        Marlboro, Massachusetts  01752
                        Attention: Richard G. Chleboski, Chief Financial
                                   Officer,  Vice President, Treasurer and
                                   Secretary
                        Fax:  (508) 357-2279

                  (ii) if to any Purchaser, at the address shown for such Purchaser on the Schedule of Purchasers, marked for attention as there indicated.

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this
Section 12(g). Any such notice or communication will be deemed to have been received: (A) in the case of telecopy or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after such notice is timely delivered to such courier; and (C) if by registered or certified mail, on the Business Day actually received by the intended recipient.

            (h) Expenses. Each party will bear its own expenses related to this Agreement and the transactions contemplated hereby, except that the Company will reimburse the Purchasers and the Placement Agent for reasonable legal fees and expenses incurred by them in connection with the offer and sale of the Securities up to, but not exceeding, $100,000 in the aggregate.

            (i) Section Headings. The descriptive headings and subheadings herein have been inserted for convenience only and are not to be deemed to limit or otherwise affect the construction of any provisions hereof.

            (j) No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

            (k) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other investor hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any Purchasers as a partnership, an association, a joint venture or any other kind of entity, or a "group" as described in Section 13(d) of the Exchange Act, or create a presumption that any Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                    THE COMPANY:

                                    EVERGREEN SOLAR, INC.



                                    By:  /s/ Richard M. Feldt
                                         ----------------------------------
                                         Name:  Richard M. Feldt
                                         Title: Chief Executive Officer and
                                                President



                                    PURCHASERS:

                                    LOEB PARTNERS CORPORATION,
                                    on behalf of its affiliated entities

                                    By:      /s/ Robert Grubin
                                             ----------------------------------
                                             Name: Robert Grubin
                                             Title: Vice-President

                                    LB I GROUP INC.

                                    By:      /s/ Fred E. Steinberg
                                             ----------------------------------
                                             Name: Fred E. Steinberg
                                             Title: Vice-President

                                    ALEXANDRA GLOBAL MASTER FUND LTD.

                                    By:      /s/ Mikhail Filimonov
                                             ----------------------------------
                                             Name: Mikhail Filimonov
                                             Title: Chairman

                                    OMICRON MASTER TRUST

                                    By:      Omicron Capital L.P., as advisor
                                    By:      Omicron Capital Inc., its general
                                             partner

                                    By:      /s/ Olivier Morali
                                             ----------------------------------
                                             Name: Olivier Morali
                                             Title: President

                                    SF CAPITAL PARTNERS LTD.

                                    By:      /s/ Michael A. Roth
                                             ----------------------------------
                                             Name: Michael A. Roth
                                             Title: Authorized Signatory

                                    GRACE BROTHERS, LTD

                                    By:      /s/ Bradford T. Whitmore
                                             ----------------------------------
                                             Name: Bradford T. Whitmore
                                             Title: General Partner

                                    CRT CAPITAL GROUP LLC

                                    By:      /s/ Michael Vaughn
                                             ----------------------------------
                                             Name: Michael Vaughn
                                             Title: Managing Member

                                    TRUK OPPORTUNITY FUND, LLC

                                    By:      Atoll Asset Management, LLC

                                    By:      /s/ Michael E. Fein
                                             ----------------------------------
                                             Name: Michael E. Fein
                                             Title: Principal

                                    TRUK INTERNATIONAL FUND, LP

                                    By:      Atoll Asset Management, LLC

                                    By:      /s/ Michael E. Fein
                                             ----------------------------------
                                             Name: Michael E. Fein
                                             Title: Principal

                                    PORTSIDE GROWTH AND
                                    OPPORTUNITY FUND

                                    By:      /s/ Jeff Smith
                                             ----------------------------------
                                             Name: Jeff Smith
                                             Title: Authorized Signatory

                                    MORGAN STANLEY AND CO.
                                    INTERNATIONAL LIMITED

                                    By:      /s/ Lars Lemonius
                                             ----------------------------------
                                             Name: Lars Lemonius
                                             Title: Authorized Signatory

                                    DOUBLE BLACK DIAMOND
                                    OFFSHORE LDC

                                    By:      Carlson Capital, L.P., its
                                             investment advisor
                                    By:      Asgard Investment Corp., its
                                             general partner

                                    By:      /s/ Clint D. Carlson
                                             ----------------------------------
                                             Name: Clint D. Carlson
                                             Title: President

                                    BLACKMORE PARTNERS LP

                                    By:      Amjac Capital Management, its
                                             general partner

                                    By:      /s/ Jeffrey W. Priest
                                             Name: Jeffrey W. Priest
                                             Title: Managing Member

                                    BLACKMORE WALLACE PARTNERS LP

                                    By:      Amjac Capital Management, its
                                             general partner

                                    By:      /s/ Jeffrey W. Priest
                                             ----------------------------------
                                             Name: Jeffrey W. Priest
                                             Title: Managing Member

                                    BLACKMORE OFFSHORE FUND, LTD.

                                    By:      /s/ Jeffrey W. Priest
                                             ----------------------------------
                                             Name: Jeffrey W. Priest
                                             Title: Portfolio
                                             Manager/Investment Advisor

                                    EXHIBIT A

                             Schedule of Purchasers

                                             Number       Number of        Purchase
Purchaser                                  of Shares   Warrant Shares       Price
---------                                  ---------   --------------       -----
Loeb Partners Corporation                    957,854         287,356     $ 2,500,000

LB I Group Inc.                            1,915,709         574,713     $ 5,000,000

Alexandra Global Master Fund Ltd.            383,142         114,943     $ 1,000,000

Omicron Master Trust                         191,571          57,471     $   500,000

SF Capital Partners Ltd.                     574,713         172,414     $ 1,500,000

Grace Brothers LTD                         1,149,425         344,828     $ 3,000,000

CRT Capital Group LLC                      1,374,137         412,240     $ 3,586,500

Truk Opportunity Fund, LLC                   139,500          41,850     $   364,095

Truk International Fund, LP                   10,500           3,150     $    27,405

Portside Opportunity and Growth Fund         383,142         114,943     $ 1,000,000

Morgan Stanley and Co. International         383,142         114,943     $ 1,000,000
Limited

Double Black Diamond Offshore LDC             44,000          13,200     $   114,840

Blackmore Partners LP                         23,000           6,900     $    60,030

Blackmore Wallace Partners, LP                64,000          19,200     $   167,040

Blackmore Offshore Fund, Ltd.                 69,000          20,700     $   180,090

         Total                             7,662,835       2,298,851     $20,000,000


                                      D-1